W.W. GRAINGER, INC.
SUPPLEMENTAL FINANCIAL INFORMATION

For the Third Quarter Ended September 30, 2003

(Unaudited)

Company Contacts: W. D. Chapman N. A. Hobor	847-535-0881 847-535-0065

Issued: October 16, 2003

Third Quarter Highlights

   Sales of $1.2 billion were flat versus 2002.

  Gross profit margins increased as a result of a required accounting reclassification (see note on EITF Issue 02-16 on page 9), increasing gross profit and increasing operating expenses. As a result there was no effect on operating earnings.

  Operating earnings for the quarter were $94 million, a decrease of 6% versus prior year.

  Earnings per share for the quarter were $0.62 versus $0.64 in 2002.

Contents

I.		EARNINGS REVIEW	2
II.		BALANCE SHEET DATA	4
III.		CASH FLOW DATA	5
IV.		BUSINESS SEGMENT RESULTS	6

	EXHIBITS
	A.	Daily Sales Growth by Segment	10
	B.	Sales by Segment	11
	C.	Operating Earnings by Segment	12

W.W. Grainger, Inc.  Supplemental Financial Information for the Third Quarter Ended September 30, 2003

I. EARNINGS REVIEW

                                        Net Sales
                                        ---------

                  Three Months Ended               Nine Months Ended
              ----------------------------   ------------------------------
                                     ($ in millions)

              09/30/03  09/30/02 Inc/(Dec)   09/30/03   09/30/02  Inc/(Dec)
              --------  -------- ---------   --------   --------  ---------

Net Sales     $  1,201  $  1,203     0%      $  3,513   $  3,523     0%

                    Sales Days                 2003         2002
                    --------------------       ----         ----
                    Third Quarter                64           64
                    Nine Months                 191          191
                    Total Year                  255          255

Sales in the third quarter of 2003 were flat compared to the 2002 quarter primarily due to the weakness in the U.S. economy and lower sales of seasonal products resulting from cooler than normal weather. Partially offsetting this were net incremental sales from Hurricane Isabel and increased sales at Lab Safety as a result of the Gempler’s acquisition.

                                     Daily Sales Inc/(Dec) 2003 vs. 2002
                              ---------------------------------------------

                               Total     Branch-based   Lab      Integrated
     2003 Month               Company    Distribution   Safety     Supply
----------------------        -------    ------------   ------   ----------
July                           (2.4)%       (2.2)%       4.8%       (15.0)%
August                         (0.6)        (0.5)        4.6         (8.7)
September                       2.3          2.8         7.1        (13.2)

Third Quarter                  (0.2)%        0.0%        5.7%       (12.3)%
First Nine Months              (0.3)%       (0.2)%       3.7%        (7.4)%
W.W. Grainger, Inc.  Supplemental Financial Information for the Third Quarter Ended September 30, 2003

                                   Operating Earnings
                                   ------------------

                      Three Months Ended              Nine Months Ended
                   ----------------------------   ----------------------------
                                        ($ in millions)

                   09/30/03  09/30/02  Inc/(Dec)  09/30/03  09/30/02 Inc/(Dec)
                   --------  --------  --------   --------  -------- ---------

Operating Earnings  $  94     $  100      (6)%    $   279   $  284       (2)%
Operating Margin      7.9%       8.3%   (0.4)pp       7.9%     8.1%    (0.2)pp
ROIC*                                                19.6%    21.7%    (2.1)pp

The Company’s operating earnings of $94 million decreased 6% for the third quarter of 2003 as compared with $100 million for the same 2002 period. All segments reported lower operating earnings versus the 2002 quarter.

The change in ROIC was primarily attributable to increased inventory and to capital expenditures, partially offset by a reduction in receivables.

Other Income and Expense

For the 2003 third quarter, “Other Income and Expense” was a net $0.4 million of income versus a net $1.1 million of income for the 2002 quarter. The 2003 third quarter included a $1.2 million gain on the sale of an investment security. The 2002 third quarter included $2.2 million of net gains related to sales of facilities.

Income Taxes

The Company’s effective income tax rate was 40.0% for the third quarter of 2003 and 40.8% for the 2002 third quarter. Excluding the effect of equity losses in unconsolidated entities, which are recorded net of tax, the effective income tax rate was 40.0% for 2003 and 40.5% for 2002. This change in effective tax rate was primarily driven by lower non-deductible losses in Mexico and a lower tax rate in Canada.

   *See footnote, page 8.

W.W. Grainger, Inc.  Supplemental Financial Information for the Third Quarter Ended September 30, 2003

II. BALANCE SHEET DATA

        Selected Balance Sheet data as of September 30, 2003 (preliminary) and 2002 follow:

	2003	2002

ASSETS	($ in thousands)
Cash and Cash Equivalents	$ 293,638	$ 218,470
Accounts Receivable-net (1)	465,745	479,742
Inventories (2)	705,807	646,452
Other Current Assets	143,229	134,622

Total Current Assets	1,608,419	1,479,286
Property, Buildings, and Equipment-net (3)	731,266	723,830
Investments in Unconsolidated Entities	20,546	25,656
All Other Assets	237,446	188,234

Total Assets	$2,597,677	$2,417,006

LIABILITIES AND SHAREHOLDERS' EQUITY
Short-Term Debt	$ 409	$ 3,345
Current Maturities of Long-Term Debt	4,590	10,620
Trade Accounts Payable	288,908	333,210
Other Current Liabilities	282,599	276,530

Total Current Liabilities	576,506	623,705
Long-Term Debt	138,963	118,641
All Other Liabilities	74,717	63,190
Shareholders' Equity (4)	1,807,491	1,611,470

Total Liabilities and Shareholders' Equity	$2,597,677	$2,417,006

(1)	Accounts receivable-net decreased by $14 million, or 3%. This decrease is primarily the result of improved collections.
(2)

Inventories increased by $59 million, or 9%. This increase occurred primarily in the Branch-based Distribution segment, reflecting an infusion of inventory in the fourth quarter of 2002 to improve service levels.

(3)	Depreciation and amortization of property, buildings, and equipment amounted to $19 million for both the 2003 and 2002 third quarters. Amortization of capitalized software was $2 million for the third quarter of 2003 and $4 million for the 2002 period. This decrease is primarily due to software becoming fully amortized during 2003.
(4)

Common stock outstanding as of September 30, 2003 was 91,445,103 shares as compared with 91,436,845 shares at September 30, 2002. The Company did not repurchase any shares during the quarter. As of September 30, 2003, 9.5 million shares of common stock remained under the current repurchase authorization.

W.W. Grainger, Inc.  Supplemental Financial Information for the Third Quarter Ended September 30, 2003

III. CASH FLOW DATA

The following is a summarized cash flow statement for the nine months ended September 30 (preliminary):

	Nine Months Ended September 30,
	($ in thousands)
	2003	2002

Cash Flows from Operating Activities:
Net Earnings	$ 165,233	$ 148,989
Depreciation & Amortization	71,655	70,966
Gains on Sales of Investment Securities	(1,208)	(7,308)
Write-Down of Investments	1,614	1,844
Losses on Unconsolidated Entities	1,878	2,040
Cumulative Effect of Accounting Change	0	23,921
Increase in Accounts Receivable - net	(34,347)	(28,861)
Decrease (Increase) in Inventories	32,838	(21,861)
(Increase) Decrease in Prepaid Expenses	(4,503)	2,965
(Decrease) Increase in Trade Accounts Payable	(5,681)	57,242
Decrease in Other Current Liabilities	(13,499)	(2,451)
Other - net	15,426	21,894

Net Cash Provided by Operating Activities	229,406	269,380

Cash Flows from Investing Activities:
Additions to Property, Buildings,
and Equipment - net	(45,575)	(87,238)
Additions for Capitalized Software	(5,864)	(4,973)
Net Cash Paid for Business Acquisition	(36,725)	0
Other - net	2,342	12,731

Net Cash Used in Investing Activities	(85,822)	(79,480)

Cash Flows from Financing Activities:
Net Decrease in Short-term Debt	(2,558)	(2,452)
Cash Dividends Paid and Purchase of
Treasury Stock - net	(71,683)	(149,563)
Other - net	12,312	11,628

Net Cash Used in Financing Activities	(61,929)	(140,387)

Exchange Rate Effect on Cash and Cash Equivalents	3,455	111

Net Increase in Cash and Cash Equivalents from beginning of year	$ 85,110	$ 49,624

W.W. Grainger, Inc.  Supplemental Financial Information for the Third Quarter Ended September 30, 2003

IV. BUSINESS SEGMENT RESULTS

                                        BRANCH-BASED DISTRIBUTION
                                        -------------------------

                          Three Months Ended              Nine Months Ended
                    ------------------------------  ----------------------------
                                          ($ in millions)

                    09/30/03  09/30/02   Inc/(Dec) 09/30/03  09/30/02  Inc/(Dec)
                    --------  --------   --------- --------  --------  ---------
Sales                $1,075    $1,075        0%    $ 3,135    $ 3,141       0%
Operating Earnings   $   97    $   98      (1)%    $   281    $   285     (2)%
Operating Margin        9.0%      9.1%   (0.1)pp       8.9%       9.1%  (0.2)pp
ROIC*                                                 21.7%      23.8%  (2.1)pp

North American Branch Network
Number of Branches

                                            2003 Third Quarter
                       ------------------------------------------------------
                           06/30/03        Opened        Closed    09/30/03
                       -------------    ----------    ----------   ----------
  United States               396            -             -          396
  Canada                      176            -            (2)         174
  Mexico                        5            -             -            5
                       -------------    ----------    ----------   ----------
       Total                  577            -            (2)         575
                       =============    ==========    ==========   ==========

                                            2003 Year-to-Date
                       -------------------------------------------------------
                           12/31/02        Opened        Closed      09/30/03
                       -------------    ----------    -----------  -----------
  United States               395            1             -          396
  Canada                      176            -            (2)         174
  Mexico                        5            -             -            5
                       -------------    ----------    -----------  -----------
       Total                  576            1            (2)         575
                       =============    ==========    ===========  ===========

Net Sales – Sales for this segment were flat for the quarter.

Sales in the United States were down 1% versus 2002. Unseasonably cool weather in certain parts of the United States resulted in a 16% decline in the sales of seasonal products. All customer segments were down except for government, which was up 11%. Partially offsetting the declines was approximately $2.5 million in net incremental sales related to Hurricane Isabel. National account sales were up 3% for the quarter. Sales through the grainger.com web site were $125 million, a 13% increase versus third quarter 2002 sales of $110 million.

Sales in Canada increased 9% for the quarter versus 2002 due to the effect of a favorable Canadian exchange rate. In local currency, this business experienced a 4% decrease in sales impacted by ongoing trade disputes involving exports of lumber to the United States, forest fires in British Columbia and the power blackout in August in eastern Canada.

Sales in Mexico were down 10% for the quarter versus 2002. This reflects the continuing softness of Mexico’s economy.

*See footnote, page 8.

W.W. Grainger, Inc.  Supplemental Financial Information for the Third Quarter Ended September 30, 2003

BRANCH-BASED DISTRIBUTION (continued)

Operating Earnings – Operating earnings decreased for the 2003 third quarter as compared with the 2002 period, primarily the result of higher operating expenses, partially offset by higher gross profits.

The gross profit margin increased 1.0 percentage point from the comparable 2002 quarter. This increase included the effect of a $5.3 million reduction in cost of goods sold due to the reclassification of advertising allowances from operating expenses in accordance with the provisions of EITF Issue 02-16 (see note on page 9). The remaining improvement in gross profit margin was primarily attributable to selected pricing actions intended to recover freight and supplier cost increases, and to favorable product mix. The favorable change in product mix was partially the result of lower sales of seasonal products, which have lower than average gross profit margins. Partially offsetting these improvements were higher freight costs related to both the logistics project and increased fuel costs, as well as an unfavorable change in selling price category mix.

Operating expenses were up 4% for the quarter. This includes an increase in operating expense of the $5.3 million reclassification discussed above. The remaining increase is primarily the result of incremental costs related to the logistics project and increases in payroll and benefits costs, including increased health care costs, and higher advertising expenses.

                                             LAB SAFETY
                                             ----------

                       Three Months Ended               Nine Months Ended
                    ----------------------------  -----------------------------
                                          ($ in millions)
                   09/30/03  09/30/02 Inc/(Dec)  09/30/03  09/30/02 Inc/(Dec)
                   --------  -------- ---------  --------  -------- ---------
Sales                $ 79      $ 75       6%       $230     $222         4%
Operating Earnings   $ 11      $ 13     (19)%      $ 33     $ 38       (15)%
Operating Margin     13.3%     17.4%   (4.1)pp     14.2%    17.2%     (3.0)pp
ROIC*                                              39.0%    52.2%    (13.2)pp

Net Sales – Sales increased for the quarter for Lab Safety, the Company’s direct marketing business. The increase in sales is attributable to the acquisition of Gempler’s on April 14, 2003. Excluding this acquisition, sales decreased 3%. The continuing weakness in the manufacturing sector of the economy contributed to this decrease.

Operating Earnings – The operating earnings decrease was primarily the result of increases in catalog media and increased warehousing costs related to the acquisition of Gempler’s partially offset by higher gross profit.

*See footnote, page 8.

W.W. Grainger, Inc.  Supplemental Financial Information for the Third Quarter Ended September 30, 2003

                                       INTEGRATED SUPPLY
                                       -----------------

                         Three Months Ended           Nine Months Ended
                   -----------------------------  ---------------------------
                                        ($ in millions)

                   09/30/03  09/30/02  Inc/(Dec)  09/30/03  09/30/02 Inc/(Dec)
                   --------  --------  ---------  --------  -------- ---------

Sales               $  50    $   57      (12)%    $  160    $  173      (7)%
Operating Earnings  $ 0.7    $  1.7      (56)%    $  2.7    $  4.6     (42)%
Operating Margin      1.5%      2.9%    (1.4)pp      1.7%      2.6%   (0.9)pp
ROIC*                                               36.7%     49.2%  (12.5)pp

Net Sales – Sales were down for the quarter due to fewer customer locations and the weak economy. Sales for this business unit include product sales and management fees.

Operating Earnings – The operating earnings decrease was primarily due to lower management fees and higher operating expenses associated with a systems upgrade.

*Footnote:	The GAAP financial statements are the source for all amounts used in the Return on Invested Capital (ROIC) calculation. ROIC is calculated using annualized operating earnings based on year-to-date operating earnings divided by a ten point average for net working assets. Net working assets are working assets minus working liabilities defined as follows: working assets equal total assets less cash equivalents (non-operating cash), deferred taxes, and investments in unconsolidated entities, plus the LIFO reserve. Working liabilities are the sum of trade payables, accrued compensation and benefits, accrued contributions to employees’ profit sharing plans, and accrued expenses.

W.W. Grainger, Inc.  Supplemental Financial Information for the Third Quarter Ended September 30, 2003

Comments Regarding Emerging Issues Task Force Issue 02-16

Emerging Issues Task Force (EITF) Issue 02-16, “Accounting by a Customer (including a Reseller) for Certain Consideration Received from a Vendor”, was issued by the EITF in November 2002 with transition provisions subsequently issued in January 2003. The January 2003 transition rules stated that Issue 02-16 would apply to all agreements entered into or significantly modified after December 31, 2002.

The Company’s accounting treatment for vendor provided funds is consistent with Issue 02-16, with the exception of vendor funded advertising allowances. Grainger has accounted for these allowances as an offset to advertising expenses. Under Issue 02-16, this method is allowable if the allowances are for specific, identifiable and incremental costs incurred by Grainger in marketing the vendor’s products. Grainger provides numerous advertising programs to promote its vendors, including catalogs and other printed media, Internet, NASCAR racing and other direct marketing programs. Most of these programs relate to multiple vendors which makes supporting the specific, identifiable and incremental criteria a burdensome process. Based on the administrative complexity and costs to identify and track reimbursements to the exact advertising expenditure for each vendor, the Company elected to treat most vendor advertising allowances as a reduction of cost of goods sold rather than a reduction of operating (advertising) expenses. This change will not have any effect on net earnings.

Since a majority of the 2003 contracts with provisions for advertising allowances were entered into prior to December 31, 2002, the amounts to be reclassified in 2003 will not be material. The initial reclassification of $5.3 million from operating expenses to cost of goods sold occurred in the 2003 third quarter. For the full year 2003, the total reclassification is projected to be $7 to $10 million.

For 2004, as contracts are renewed, vendor allowances will be classified in cost of goods sold rather than in operating expenses. The Company will restate prior periods to maintain comparability. The Company estimates that when the year 2003 is restated in 2004, this restatement will be $48 to $55 million, in addition to the amounts recognized in 2003.

Forward-Looking Statements

This document contains forward-looking statements under the federal securities laws. The forward-looking statements relate to the Company’s expected future financial results and business plans, strategies and objectives are not historical facts. They are generally identified by qualifiers such as “will”, “projected”, “estimate” or similar expressions. There are risks and uncertainties the outcome of which could cause the Company’s results to differ materially from what is projected. The forward-looking statements should be read in conjunction with the Company’s most recent annual report, as well as the Company’s Form 10-K and other reports filed with the Securities Exchange Commission, containing a discussion of the Company’s business and of various factors that may affect it.

– End –

W.W. Grainger, Inc.  Supplemental Financial Information for the Third Quarter Ended September 30, 2003

EXHIBIT A
Daily Sales Growth
by Segment

	2003 vs. 2002				2002 vs. 2001

		Branch-based	Lab	Integrated		Branch-based	Lab	Integrated
Month	Company	Distribution	Safety	Supply	Company	Distribution	Safety	Supply

January	0.6%	1.2%	-5.1%	-4.4%	-7.2%	-7.7%	-14.3%	26.6%
February	0.4%	0.8%	-2.9%	-2.1%	-4.4%	-5.7%	-12.0%	53.9%
March	2.7%	2.7%	2.0%	6.8%	-7.0%	-7.5%	-19.2%	35.8%
First Quarter	1.2%	1.6%	-2.0%	0.1%	-6.3%	-7.0%	-15.4%	37.9%

April	-2.9%	-3.0%	6.1%	-11.2%	-0.8%	-1.3%	-14.9%	43.7%
May	0.2%	-0.2%	10.8%	-6.6%	-4.9%	-5.7%	-9.7%	26.9%
June	-3.0%	-3.1%	5.1%	-12.1%	-1.3%	-1.3%	-9.6%	13.2%
Second Quarter	-1.9%	-2.0%	7.3%	-10.0%	-2.5%	-3.0%	-11.4%	27.1%

July	-2.4%	-2.2%	4.8%	-15.0%	-1.6%	-1.5%	-9.6%	9.3%
August	-0.6%	-0.5%	4.6%	-8.7%	-2.8%	-3.1%	-7.1%	10.8%
September	2.3%	2.8%	7.1%	-13.2%	1.0%	0.6%	-2.8%	17.4%
Third Quarter	-0.2%	0.0%	5.7%	-12.3%	-1.2%	-1.5%	-6.6%	12.5%

October					0.3%	1.6%	-15.1%	1.0%
November					3.0%	3.6%	-4.8%	3.7%
December					-0.1%	1.3%	-18.4%	-2.1%
Fourth Quarter					0.9%	2.0%	-13.0%	0.8%

Full year					-2.3%	-2.4%	-11.7%	18.4%

W.W. Grainger, Inc.  Supplemental Financial Information for the Third Quarter Ended September 30, 2003

EXHIBIT B
Sales by Segment
($000's)

3rd Quarter

	Three Months ended September 30, 2003

	Branch-based	Lab	Integrated
	Distribution	Safety	Supply	Totals

Total net sales	1,075,498	79,232	50,087	1,204,817
Intersegment net sales	(3,645)	(503)	--	(4,148)

Net sales to external customers	1,071,853	78,729	50,087	1,200,669

Three Months ended September 30, 2002

Branch-based

Lab

Integrated

Distribution

Safety

Supply

Totals

Total net sales
1,075,450

74,988

57,092

1,207,530

Intersegment net sales
(3,757
)
(373
)
--

(4,130
)

Net sales to external customers
1,071,693

74,615

57,092

1,203,400

2003 vs. 2002

Total net sales

0
.0%
5
.7%

       -12

.3%
-0
.2%

Intersegment net sales
-3
.0%
34
.9%
--
0.4%

Net sales to external customers
0
.0%
5
.5%
-12.3%
-0.2%

Year

Nine Months ended September 30, 2003

Branch-based

Lab

Integrated

Distribution

Safety

Supply

Totals

Total net sales
3,135,102

230,108

160,188

3,525,398

Intersegment net sales
(11,474
)
(1,325
)
--

(12,799
)

Net sales to external customers
3,123,628

228,783

160,188

3,512,599

Nine Months ended September 30, 2002

Branch-based

Lab

Integrated

Distribution

Safety

Supply

Totals

Total net sales
3,141,315

221,879

172,997

3,536,191

Intersegment net sales
(11,684
)
(1,050
)
--

(12,734
)

Net sales to external customers
3,129,631

220,829

172,997

3,523,457

2003 vs. 2002

Total net sales

-0
.2%
3
.7%
-7
.4%
-0
.3%

Intersegment net sales
-1.8%
26
.2%
--
0.5%

Net sales to external customers
-0.2%
3
.6%
-7.4%
-0.3%

W.W. Grainger, Inc.  Supplemental Financial Information for the Third Quarter Ended September 30, 2003

                 EXHIBIT C

       Operating Earnings by Segment

                 ($000's)

3rd Quarter

Three Months ended September 30, 2003

Branch-based

Lab

Integrated

Distribution

Safety

Supply

Totals

Total operating earnings
97,318
10,507
738

108,563

Unallocated expenses
--
--
--

(14,244
)

Elimination of intersegment profits
--
--
--

2

Total consolidated operating earnings
97,318
10,507
738

94,321

Three Months ended September 30, 2002

Branch-based

Lab

Integrated

Distribution

Safety

Supply

Totals

Total operating earnings
98,225
13,014
1,662

112,901

Unallocated expenses
--
--
--

(12,709
)

Elimination of intersegment profits
--
--
--

(2
)

Total consolidated operating earnings
98,225
13,014
1,662

100,190

2003 vs. 2002
-0.9%

-19.3%

-55.6%

-5.9%

Year

Nine Months ended September 30, 2003

Branch-based

Lab

Integrated

Distribution

Safety

Supply

Totals

Total operating earnings
280,506
32,576
2,658

315,740

Unallocated expenses
--
--
--

(37,241
)

Elimination of intersegment profits
--
--
--

9

Total consolidated operating earnings
280,506
32,576
2,658

278,508

Nine Months ended September 30, 2002

Branch-based

Lab

Integrated

Distribution

Safety

Supply

Totals

Total operating earnings
285,177
38,163
4,562

327,902

Unallocated expenses
--
--
--

(43,472
)

Elimination of intersegment profits
--
--
--

(16
)

Total consolidated operating earnings
285,177
38,163
4,562

284,414

2003 vs. 2002
-1.6%
-14.6%
-41.7%

-2.1%

W.W. Grainger, Inc.  Supplemental Financial Information for the Third Quarter Ended September 30, 2003